UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2021, Ichor Systems, Inc., a Delaware corporation (“Ichor”), Incline Merger Sub, LLC, a Delaware limited liability company (“MergerCo,” and each, a wholly-owned subsidiary of Ichor Holdings, Ltd. (the “Registrant”)), IMG Companies, LLC, a Delaware limited liability company (“IMG”), and the representative of IMG’s equity holders (solely in his capacity as such) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, MergerCo will merge with and into IMG (the “Merger”), with IMG as the surviving entity, and as a result, IMG will become a wholly-owned subsidiary of Ichor and the Registrant.

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each membership interest of IMG that is issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a portion of the purchase price consideration in cash. In aggregate, the consideration to be paid by Ichor will be $270 million, subject to customary closing and post-closing adjustments for net working capital, indebtedness, cash, and transaction expenses as of the closing date of the Merger, which is expected in the fourth quarter of 2021.

The Merger Agreement contains customary representations and warranties and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of IMG’s business during the interim period between the execution of the Merger Agreement and the Effective Time and IMG’s non-solicitation obligations relating to alternative acquisition proposals. In addition, the completion of the Merger is subject to customary conditions and provides certain termination rights for both Ichor and IMG.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed with the Registrant’s Annual Report on Form 10‑K for fiscal year 2021.

Item 7.01 Regulation FD Disclosure

On November 16, 2021, the Registrant issued a press release announcing the entry into the Merger Agreement. A copy of the press release is furnished hereby as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8‑K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8‑K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of the business acquired.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8‑K with respect to the Acquisition within 71 calendar days after the date that this Form 8‑K was required to be filed pursuant to Item 9.01(a)(4) of Form 8‑K.

(b) Pro forma financial information.

The Company intends to file any pro forma financial information required by Item 9.01(b) of Form 8‑K with respect to the Acquisition within 71 calendar days after the date that this Form 8‑K was required to be filed pursuant to Item 9.01(b)(2) of Form 8‑K.

Exhibit Number	Description

10.1

Agreement and Plan of Merger, dated November 11, 2021, by and among Ichor Systems, Inc., Incline Merger Sub, LLC, IMG Companies, LLC, and Briand J. Miller (solely in his capacity as the Equityholders’ Representative thereunder).

99.1	Press Release, dated November 16, 2021, announcing the acquisition of IMG.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: November 16, 2021	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer